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                                                                 Exhibit 99. (j)

DELOITTE & TOUCHE LLP
350 SOUTH GRAND AVENUE
LOS ANGELES, CA 90071
(213) 688-0800 TELEPHONE



CONSENT OF INDEPENDENT AUDITORS

TCW GALILEO FUNDS, INC.:

We consent to the reference to us in this Post-Effective Amendment No. 27 Registration Statement No. 33-52272 on Form N-1A appearing (a) under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and (b) under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of this registration statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

December 14, 2000